EXHIBIT 99.1

December 8, 2022

Ivanhoe Electric Subsidiary Cordoba Minerals Signs Milestone Agreements with JCHX to Jointly Develop the Alacran Project in Colombia

JCHX to Acquire 50% of Cordoba’s Alacran Project Stake for Total Cash Consideration of $100 million

Phoenix, Arizona – Ivanhoe Electric (NYSE American: IE; TSX: IE) Executive Chairman Robert Friedland and President and Chief Executive Officer Taylor Melvin are pleased to announce that Ivanhoe Electric’s subsidiary, Cordoba Minerals Corp. (TSXV: CDB; OTCQB: CDBMF) (“Cordoba”) and JCHX Mining Management Co., Ltd. (“JCHX”) have agreed to a strategic arrangement for the joint development of Cordoba’s flagship Alacran Project in Colombia. Ivanhoe Electric owns a 63.27% interest in Cordoba.

Key terms of the milestone agreements signed on December 7, 2022:

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JCHX, through a wholly owned subsidiary, will purchase a 50% ownership interest in CMH Colombia S.A.S. (“CMH”), a company existing under the laws of Colombia, for aggregate consideration of $100 million (approximately C$136 million).

•	CMH will own 100% of the Alacran Project and will be the joint venture vehicle for Cordoba and JCHX in this strategic project level partnership.

JCHX will satisfy the purchase price of $100 million as follows:

•	At the closing of the transaction, which is expected to occur before the end of the first quarter of 2023, $40 million will be payable in cash.

•	A second installment of $40 million is payable in cash upon completion of a Feasibility Study of the Alacran Project and the submission of the Environmental Impact Assessment (“EIA”) to the relevant Colombian Government authority.

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•	A third and final installment of $20 million is payable in cash once the approval of the EIA is obtained, which must be within two years of the transaction’s closing date. Should the EIA not be approved by the second anniversary of the closing date, JCHX will have the option to elect not to complete this final installment, which will result in JCHX being diluted to 40% and Cordoba increasing to a majority 60% shareholding in CMH.

•	JCHX will advance a bridge loan of $10 million in cash to Cordoba, which is expected to be funded prior to the end of December 2022, following the signing of these milestone agreements and conditional upon JCHX shareholder approval. Upon closing of the transaction, the entire balance owing under the bridge loan and accrued interest will be applied towards the first installment payment as a payment in kind.

Closing of this transaction is subject to (among other customary conditions):

•	FOR CORDOBA: Approval from the TSX Venture Exchange (“TSXV”) and approval of shareholders (excluding JCHX and Ivanhoe Electric).

•	FOR JCHX: Approval from the Board of Directors, shareholders, China’s State Administration of Foreign Exchange, and Beijing Municipal Bureau of Commerce.

The bridge loan comes into effect immediately upon execution of a bridge loan agreement, with the advance occurring immediately after approval from the JCHX board and shareholders, which is expected to occur by the end of December 2022. The remainder of the transaction agreements do not become effective until JCHX obtains shareholder approval, which is expected in mid-January 2023.

Short-Term Loan Repayments

Cordoba will repay $2.5 million of the short-term loans that were previously provided by Ivanhoe Electric, upon receiving the $10 million bridge loan from JCHX. All outstanding amounts of the short-term loans will be repaid to Ivanhoe Electric, with interest, upon the closing of the transaction and the receipt of the $40 million installment from JCHX, which is expected to occur before the end of the first quarter of 2023.

Key decisions to be governed by a Joint Venture Shareholders’ Agreement

A Joint Venture Shareholders’ Agreement (“JV SHA”) will govern the strategic relationship between Cordoba and JCHX, and will set forth the general responsibility and authority of the CMH board of directors (“CMH board”), in addition to the entitlements of each shareholder. The JV SHA which will be entered at closing, provides for among other things:

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The CMH board will comprise of four individuals, of which two directors will be nominated by Cordoba and the other two directors will be nominated by JCHX; and for so long as the shareholdings in CMH remain 50%-50%, a Cordoba representative will serve as the Chairperson of the Board of Directors, and will possess a casting vote on all matters subject to a list of reserved matters.

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Cordoba will be appointed as the operator and manager of the Alacran Project pursuant to a management services agreement and will be responsible for setting the annual programs and budgets for the CMH board’s approval.

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JCHX (or its affiliate) has right of first offer to bid on the Engineering, Procurement and Construction (“EPC”) and Detailed Design Agreement contracts, provided that Cordoba has the right to open the process out to competitive tender; with JCHX having the right to match any competitive bid.

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JCHX (or its affiliate) shall be entitled to up to 100% of the offtake from the production under the current Feasibility Study of the Alacran Project, provided that they are paying fair market value and they are the most competitive offer (including a matching right for other third-party proposals).

About Ivanhoe Electric

Ivanhoe Electric is an American technology and mineral exploration company that is re-inventing mining for the electrification of everything by combining advanced mineral exploration technologies, renewable energy storage solutions and electric metals projects predominantly located in the United States. Ivanhoe Electric uses its Typhoon™ transmitter, an accurate and powerful geophysical survey system, together with advanced data analytics provided by its subsidiary, Computational Geosciences, to accelerate and de-risk the mineral exploration process as well as to potentially discover deposits of critical metals that may otherwise be undetectable by traditional exploration technologies. Through its controlling interest in VRB Energy, Ivanhoe Electric also develops and manufactures advanced grid-scale vanadium redox battery storage systems. Finally, through advancing its portfolio of electric metals projects located primarily in the United States, headlined by the Santa Cruz Copper Project in Arizona and the Tintic Copper-Gold Project in Utah, as well as projects in Montana, Oregon and North Carolina, Ivanhoe Electric is also well positioned to support American supply chain independence by delivering the critical metals necessary for electrification of the economy.

Contact Information

Investors

Evan Young, Vice President of Corporate Development

604-689-8765

Valerie Kimball, Director of Investor Relations

720-933-1150

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Forward-looking statements

Certain statements in this release constitute “forward-looking statements” or “forward-looking information” within the meaning of applicable U.S. and Canadian securities laws. Such statements and information involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company, its projects, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward- looking statements or information. Such statements can be identified by the use of words such as “may”, “would”, “could”, “will”, “intend”, “expect”, “believe”, “plan”, “anticipate”, “estimate”, “scheduled”, “forecast”, “predict” and other similar terminology, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. These statements reflect the company’s current expectations regarding future events, performance and results and speak only as of the date of this release.

Such statements include without limitation, and are not limited to, statements with respect to the transactions with JCHX, the required board, shareholder and regulatory approvals necessary to complete the transactions,  anticipated closing of the transactions, the funding of the bridge loan, timing of the payments to be made by JCHX, the use of proceeds by Cordoba from the transactions, repayment of the loans owing to Ivanhoe Electric, the benefits of the transactions, the terms of the JV SHA, the shareholdings in CMH as between Cordoba and JCHX, the preparation and completion of the Feasibility Study, the preparation and submission of the EIA and approval of the EIA by applicable governmental authorities.

Forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management, including those provided to it by the management of Cordoba. Such statements are subject to significant risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including changes in the prices of gold, copper or silver or other metals that Ivanhoe Electric or Cordoba is exploring for; assumptions with respect to the status of community relations and the security situation on site and in Colombia; general business and economic conditions; continuity of drilling programs; the supply and demand for, inventories of, and the level and volatility of the prices of metals; relationships with strategic partners and significant shareholders including JCHX; the timing and receipt of governmental permits and approvals; the timing and receipt of community and landowner approvals; changes in regulations; political factors; the accuracy of Ivanhoe Electric's interpretation of Cordoba's drill results; the geology, grade and continuity of Cordoba's mineral deposits; the availability of equipment, skilled labor and services needed for the exploration and development of mineral properties; currency fluctuations; and impact of the COVID-19 pandemic and the global economy. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements described in Ivanhoe Electric’s registration statement on Form S-1, as amended, filed with the U.S. Securities and Exchange Commission and base PREP prospectus filed with Canadian securities commissions.

No assurance can be given that such future results will be achieved by Ivanhoe Electric or Cordoba. Forward-looking statements speak only as of the date of this press release. Ivanhoe Electric cautions you not to place undue reliance on these forward-looking statements. Subject to applicable securities laws, Ivanhoe Electric does not assume any obligation to update or revise the forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release, and Ivanhoe Electric expressly disclaims any requirement to do so.

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